Report of Independent
Accountants



To the Board of Directors of
Light Street Trust, Inc.
and Shareholders of Classic
Valuation Fund:

In planning and performing our
audit of the financial
statements of Classic
Valuation Fund (comprising the
Light Street Trust, Inc.,
hereafter referred to as the
"Fund") for the year ended
October 31, 2000, we
considered its internal
control, including control
activities for safeguarding
securities, in order to
determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing
and maintaining internal
control.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the
expected benefits and related
costs of controls.  Generally,
controls that are relevant to
an audit pertain to the
entity's objective of
preparing financial statements
for external purposes that are
fairly presented in conformity
with accounting principles
generally accepted in the
United States of America.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use
or disposition.

Because of inherent
limitations in internal
control, errors or fraud may
occur and not be detected.
Also, projection of any
evaluation of internal control
to future periods is subject
to the risk that controls may
become inadequate because of
changes in conditions or that
the effectiveness of their
design and operation may
deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in
internal control that might be
material weaknesses under
standards established by the
American Institute of
Certified Public Accountants.
A material weakness is a
condition in which the design
or operation of one or more of
the internal control
components does not reduce to
a relatively low level the
risk that misstatements caused
by error or fraud in amounts
that would be material in
relation to the financial
statements being audited may
occur and not be detected
within a timely period by
employees in the normal course
of performing their assigned
functions.  However, we noted
no matters involving internal
control and its operation,
including controls for
safeguarding securities, that
we consider to be material
weaknesses, as defined above
as of October 31, 2000.

This report is intended solely
for the information and use of
the Board of Directors of
Light Street Trust, Inc.,
management and the Securities
and Exchange Commission and is
not intended to be and should
not be used by anyone other
than these specified parties.



Baltimore, Maryland
December 6, 2000